As filed with the Securities and Exchange Commission on May 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	13-2595722
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15 Mountain View Road

Warren, New Jersey 07059

(908) 903-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maureen Brundage, Esq.

Executive Vice President & General Counsel

The Chubb Corporation

15 Mountain View Road

Warren, New Jersey 07059

(908) 903-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Common Stock, par value $1.00 per share
Debt Securities
Junior Subordinated Debt Securities
Preferred Stock, par value $1.00 per share
Depositary Shares(2)
Warrants(3)
Stock Purchase Contracts(4)
Stock Purchase Units(5)

(1)	An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Includes such indeterminate number or amount of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for such issuance or adjustment. Also includes such indeterminate amount or number of securities as may be issued in units form. Separate consideration may or may not be received for securities that are issuable upon conversion or redemption of, or in exchange for, or upon exercise of, convertible, redeemable or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Depositary Shares will be evidenced by depositary receipts issued pursuant to a depositary agreement and will represent fractional interests in the Debt Securities, Junior Subordinated Debt Securities or shares of Preferred Stock being registered hereby.
(3)	Each Warrant will represent rights to purchase Debt Securities, Depositary Shares, shares of Preferred Stock or shares of Common Stock, or any combination thereof, being registered hereby.
(4)	Each Stock Purchase Contract obligates The Chubb Corporation to sell, and obligates the holder thereof to purchase, an indeterminate amount of shares of Preferred Stock or Common Stock being registered hereby.
(5)	Each Stock Purchase Unit consists of a combination of a Stock Purchase Contract and Debt Securities or Junior Subordinated Debt Securities of The Chubb Corporation or debt obligations of third parties, including United States Treasury securities.

PROSPECTUS

The Chubb Corporation

DEBT SECURITIES

JUNIOR SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

By this prospectus, The Chubb Corporation may offer from time to time any combination of the securities described in this prospectus.

We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CB.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 23, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Chubb since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to “Chubb,” “we,” “us” and “our” in this prospectus are references to The Chubb Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and information incorporated by reference in them contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA and include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results. Forward-looking statements frequently can be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue,” or other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on Chubb. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in Chubb’s public filings with the SEC and those associated with:

•	global political, economic and market conditions, particularly in the jurisdictions in which we operate and/or invest, including:

•	changes in credit ratings, interest rates, market credit spreads and the performance of the financial markets;

•	currency fluctuations;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically; and

•	changes in the litigation environment;

•	the effects of the outbreak or escalation of war or hostilities;

•	the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

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premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	our ability to retain existing business and attract new business at acceptable rates;

•	our expectations with respect to cash flow and investment income and with respect to other income;

•	the adequacy of our loss reserves, including:

•	our expectations relating to reinsurance recoverables;

•	he willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular, for asbestos, toxic waste and other mass tort claims;

•	development of new theories of liability;

•	our estimates relating to ultimate asbestos liabilities; and

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the availability and cost of reinsurance coverage;

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the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk or changes to our estimates (or the assessments of rating agencies and other third parties) of our potential exposure to such events;

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the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that file for bankruptcy or otherwise experience deterioration in creditworthiness;

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the effects of disclosures by, and investigations of, companies we insure, particularly with respect to our lines of business that have a longer time span, or tail, between the incidence of a loss and the settlement of the claim;

•	the impact of legislative, regulatory, judicial and similar developments on companies we insure, particularly with respect to our longer tail lines of business;

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the impact of legislative, regulatory, judicial and similar developments on our business, including those relating to insurance industry reform, terrorism, catastrophes, the financial markets, solvency standards, capital requirements, accounting guidance and taxation;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	our plans to repurchase shares of our common stock, including as a result of changes in:

•	our financial position and financial results;

•	our capital position and/or capital adequacy levels required to maintain our existing ratings from independent rating agencies;

•	our share price;

•	investment opportunities;

•	opportunities to profitably grow our property and casualty insurance business;

•	corporate and regulatory requirements; and

•	our ability to implement management’s strategic plans and initiatives.

Any forward-looking statement made by us in this prospectus, any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere might not occur. We assume no obligation to update any forward-looking information set forth in this prospectus, any prospectus supplement, any of our filings with the SEC that are incorporated by reference into this prospectus or elsewhere, which speak as of their date, except as required by federal securities laws.

THE CHUBB CORPORATION

The Chubb Corporation (Chubb) was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. Chubb is a holding company for several, separately organized, property and casualty insurance companies referred to informally as the Chubb Group of Insurance Companies (the P&C Group). Since 1882, insurance companies or predecessor companies included in the P&C Group have provided property and casualty insurance to businesses and individuals around the world.

Chubb’s principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07059, and the telephone number is (908) 903-2000.

The Corporation’s internet address is www.chubb.com. Chubb’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, if any, filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 are available free of charge on this website as soon as reasonably practicable after they have been electronically filed with or furnished to the SEC. Chubb’s Corporate Governance Guidelines, charters of the independent committees of its Board of Directors, Restated Certificate of Incorporation, By-Laws, Code of Business Conduct and Code of Ethics for CEO and Senior Financial Officers are also available on the Corporation’s website or by writing to Chubb’s Corporate Secretary.

The P&C Group consists of subsidiaries domiciled both in and outside the United States. Federal Insurance Company (Federal) is the largest insurance subsidiary in the P&C Group and is the direct parent company of most of Chubb’s other insurance subsidiaries. Chubb & Son, a division of Federal (Chubb & Son), is the manager of several U.S. subsidiaries in the P&C Group. Chubb & Son also provides certain services to other insurance companies included in the P&C Group. Acting subject to the supervision and control of the respective boards of directors of the insurance companies included in the P&C Group, Chubb & Son provides day to day management and operating personnel.

Property and casualty insurance policies are separately issued by individual companies included within the P&C Group. The P&C Group operates through three strategic business units: Chubb Personal Insurance, Chubb Commercial Insurance and Chubb Specialty Insurance. Chubb Personal Insurance offers personal insurance products for homes and valuable articles (such as art and jewelry). Chubb Personal Insurance also offers personal insurance products for automobiles and yachts as well as personal liability insurance (both primary and excess). In addition, it provides personal accident and supplemental health insurance to a wide range of customers including businesses. Chubb Commercial Insurance offers a broad range of commercial insurance products. Our insurance offerings include multiple peril, primary liability, excess and umbrella liability, automobile, workers’ compensation and property and marine. Chubb Specialty Insurance offers a wide variety of specialized professional liability products. Chubb Specialty Insurance products primarily include directors and officers liability insurance, errors and omissions liability insurance, employment practices liability insurance, fiduciary liability insurance and commercial and financial fidelity insurance.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for each of the years in the five year period ended December 31, 2012 and for the three months ended March 31, 2013. We currently have no shares of preferred stock issued and outstanding and we do not have any preferred stock obligation. Accordingly, our ratio of consolidated earnings to combined fixed charges and preference dividends is equal to our ratio of consolidated earnings to fixed charges and is not disclosed separately.

	Three Months Ended March 31, 2013	Years Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Consolidated Earnings to Fixed Charges	16.32	9.30	8.85	11.05	11.92	10.58

For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) that is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

We may offer senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, as supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, as supplemented from time to time between us and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms and provisions of the debt securities and the indentures is a summary. It summarizes only those terms of the debt securities and portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking

Unless otherwise indicated in a prospectus supplement, our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment to all of our senior debt as described in the subordinated indenture. See “— Subordination Under the Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by applicable insurance laws and regulations as administered by applicable insurance regulators.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination Under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue debt securities, in one or more series, through an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of debt securities being issued. These may include the following:

•	classification as senior or subordinated debt securities;

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	maturity date(s) or the method of determining maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates and the record dates for the interest payments;

•	dates from which interest will accrue and the method of determining those dates;

•	dates on which premium, if any, will be paid;

•	place(s) where we will pay principal, premium, if any, and interest and where you may present the debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities of that series and the indentures may be made;

•	authorized denominations, if other than denominations of $1,000;

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the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the debt securities of that series will be denominated;

•	if the amount of payments of principal, premium, if any, and interest on the debt securities of that series may be determined with reference to an index and how such amounts will be determined;

•	any special United States federal income tax consequences of the debt securities of that series;

•	any special accounting considerations applicable to the debt securities of that series;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	any additions in the events of default or covenants specified in the indenture relating to the debt securities of that series;

•	if other than the principal amount of debt securities, the portion of the principal amount of the debt securities of that series that is payable upon declaration of acceleration of maturity;

•	whether the debt securities of that series will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security shall be issued and the terms upon which temporary global debt securities of that series may be exchanged for definitive debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of debt securities;

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in the case of the senior debt securities, the terms and conditions of any right we would have or any option you would have to convert or exchange the debt securities of that series into other securities, cash or property of Chubb;

•	in the case of the subordinated debt securities, any provisions regarding subordination; and

•	other specific terms, not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon exercise of warrants or upon conversion, exchange or settlement of other securities. See “Description of Warrants.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000.

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If a series of debt securities is redeemable, we will specify the terms of redemption with respect to the series in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000 (or such other authorized denomination thereof).

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

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we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

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Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

These are “Events of Default” under the indentures with respect to each series of debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach of, any covenant or warranty of Chubb contained in the applicable indentures or terms of such series of debt securities for 60 days under the senior indenture, and 90 days under the subordinated indenture, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding debt securities;

(5) certain events of bankruptcy, insolvency or reorganization of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

If an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of debt securities then outstanding, occurs and is continuing, with respect to the debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any.

If an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities of all series then outstanding under the relevant indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, and in any Event of Default specified in clause (4) above with respect to all series of debt securities under the relevant indenture or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding debt securities of all series under the relevant indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such debt security.

The trustee will, within 90 days of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default that has not been cured or waived, provide notice to the holders of any series of debt securities effected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium, if any, or interest on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification of the Indentures

We may generally amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, we may not amend the indentures without the consent of each holder affected, in order to, among other things:

•	extend the final maturity of any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

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reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

•	change the currency of payment of principal of or interest on any debt security;

•	extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

•	impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

•	reduce the percentage of debt securities of any series the holders of which must consent to an amendment to an indenture;

•	reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

•

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security.

A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series.

We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

•	secure any debt securities issued under such indenture;

•	evidence the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

•	add to the covenants of Chubb or add additional events of default;

•	cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of debt securities issued under such indenture;

•	establish the form and terms of debt securities of any series;

•

provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

•

change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities of any outstanding series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the debt securities of that series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect with respect to all debt securities of that series, other than as to certain transfers and exchanges and other rights identified in the indenture, and we will be deemed to have satisfied and discharged the indenture with respect to all debt securities of that series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the senior indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•

we irrevocably deposit with the trustee cash or United States government obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities of such series;

•

if specified in the applicable prospectus supplement, we deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, a ruling to the effect that (or in lieu thereof, if specified in the applicable prospectus supplement, an opinion of counsel to the same effect):

•	the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

•

the defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the senior debt securities of such series; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

•

no event of default under the senior indenture with respect to the debt securities of such series has occurred and is continuing or shall have occurred and be continuing on the 123rd day after the date of deposit;

•	the deposit will not result in a default under, or a violation of, the senior indenture or any other agreement to which we are party; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the senior indenture relating to the defeasance of the entire indebtedness on the outstanding senior debt securities of such series have been complied with.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will act as depositary.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of the debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, you:

•	will not be entitled to have any of the debt securities represented by the registered global security registered in your names;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global security to the depositary that is the registered holder of the global security or its nominee. The depositary for the global security will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global security, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or government obligations deposited with, or paid to, the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for three years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The subordinated indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities of Chubb. We will describe the specific terms on which any series of the subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination Under the Subordinated Indenture

The debt securities we issue under the subordinated indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Chubb. The subordinated indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated indenture or later incurred or created:

•	indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

•	indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

•	obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

•	indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

•

renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for, or in replacement of, indebtedness and obligations described in the preceding clauses unless such indebtedness, obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities; provided that senior indebtedness does not include any indebtedness issued under the subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the debt securities issued under the subordinated indenture.

The subordinated indenture does not limit the amount of senior indebtedness that we may incur. However, under the subordinated indenture, we have agreed that we will not incur any subordinated indebtedness (other than the junior subordinated debt) unless it is subordinated to our senior indebtedness at least to the same extent that the subordinated debt securities are subordinate to senior indebtedness.

No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Upon any acceleration of the maturity of any series of subordinated debt securities resulting from an event of default, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of such series of subordinated debt securities until 120 days after the acceleration and then only if all principal of, premium, if any, and interest on senior indebtedness due at that time (whether by acceleration or otherwise) is first paid in full. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Governing Law

The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and under the subordinated indenture and will be the trustee under the junior subordinated indenture referred to below. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may offer unsecured junior subordinated debt securities. We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the junior subordinated indenture, as supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

The following description of the terms and provisions of the junior subordinated debt securities and the junior subordinated indenture is a summary. It summarizes only those terms of the junior subordinated debt securities and portions of the junior subordinated indenture which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking

Our junior subordinated debt securities will be unsecured obligations. Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement. The junior subordinated debt securities of any series will be subordinate and junior in right of payment, as described in the junior subordinated indenture and the applicable prospectus supplement, to all of our indebtedness other than debt which ranks equally with or junior to the junior subordinated debt securities. See “— Subordination under the Junior Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by applicable insurance laws and regulations as administered by applicable insurance regulators.

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Junior Subordinated Indenture” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series, through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of junior subordinated debt securities being issued. These may include the following:

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	the maturity date(s) or the method of determining such maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates, interest payment record dates and any other specific covenants for the payment of interest;

•	the circumstances, if any, in which interest may be deferred and the terms of any such deferral, including applicable restrictive covenants during any interest deferral period;

•	dates from which interest will accrue and the method of determining those dates;

•	the circumstances and dates on which premium, if any, will be paid;

•	place(s) where we may pay principal, premium, if any, and interest and where you may present the junior subordinated debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the junior subordinated debt securities of that series and the junior subordinated indenture may be made;

•	authorized denominations, if other than denominations of $1,000;

•

the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the junior subordinated debt securities of that series will be denominated;

•

any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities of that series or the manner in which such amounts will be determined;

•	any special United States federal income tax consequences of the junior subordinated debt securities of that series;

•	any special accounting considerations applicable to the junior subordinated debt securities of that series;

•	any mandatory or optional redemption terms, or prepayment or sinking fund provisions;

•	any additions, modifications or deletions in the events of default or related provisions, including acceleration mechanisms, or in the covenants specified in the junior subordinated indenture;

•	any financial ratios covenants applicable to the junior subordinated debt securities of that series;

•

if other than the principal amount of the junior subordinated debt securities of that series, the portion of the principal amount of junior subordinated debt securities of that series that is payable upon declaration of acceleration of maturity;

•

whether the junior subordinated debt securities of that series will be issued in whole or in part in the form of one or more global securities and the terms and conditions upon which interests in such global securities may be exchanged for certificates;

•

whether a temporary global security will be issued and the terms upon which temporary global junior subordinated debt securities of that series may be exchanged for definitive junior subordinated debt securities;

•

any additions, modifications or deletions to the requirements for consent by holders to any amendment or waiver of the terms or conditions of the junior subordinated indenture or the junior subordinated debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of junior subordinated debt securities;

•

the terms and conditions of any right we would have or any option you would have to convert or exchange the junior subordinated debt securities of that series into any other securities or property of Chubb;

•	any additions, modifications or deletions in the subordination provisions, including the definition of senior indebtedness;

•

the relative degree, if any, to which the junior subordinated debt securities of that series will be senior to or be subordinated to other series of junior subordinated debt securities in right of payment; and

•	other specific terms, not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or upon conversion, exchange or settlement of other securities. See “Descriptions of Warrants.”

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the junior subordinated debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities in fully registered form without coupons in denominations of $1,000 and integral multiples of $l,000.

Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same series, in any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and having the same terms. You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as securities registrar under the junior subordinated indenture unless we state otherwise in the applicable prospectus supplement. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Unless we state otherwise in the applicable prospectus supplement, if we redeem any junior subordinated debt securities of any series, neither we nor the trustee will be required to:

•

issue, transfer, or exchange junior subordinated debt securities of such series during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities of such series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

transfer or exchange any junior subordinated debt securities of such series selected for redemption in whole or in part, except for any portion not redeemed of any junior subordinated debt securities of such series that is being redeemed in part.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of junior subordinated debt securities, in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date. We may redeem the junior subordinated debt securities of any series in part only in the amount of $1,000 or integral multiples of $1,000 (or such other authorized denomination thereof).

Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities not less than 30, nor more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the applicable prospectus supplement. However, we may not extend these interest payments beyond the final maturity of the junior subordinated debt securities.

If we exercise this right, during the extension period we and our subsidiaries may not, unless we state otherwise in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock;

•

make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments with respect to the foregoing;

in each case other than:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the junior subordinated debt securities of any series that is made pro rata to the amounts due on such part passu securities (including the junior subordinated debt securities of any series) and any payments of deferred interest on part passu securities that, if not made, would cause us to breach the terms of the instrument governing such part passu securities;

•

any payment of principal in respect of pari passu securities having the same scheduled maturity date as the junior subordinated debt securities of any series, as required under a provision of such pari passu securities that is substantially the same as the provision for repayment of principal of the junior subordinated debt securities of any series and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the junior subordinated debt securities of any series; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

We will describe the United States federal income tax consequences and special considerations relating to the extension of any interest payment period of any junior subordinated debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, we may not consolidate with, merge into or sell, convey, transfer or lease all or substantially all of our properties and assets to any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey, transfer or lease all or substantially all of its properties and assets to us unless:

•

we are the surviving entity or the successor entity is an entity organized under the laws of any domestic jurisdiction and assumes our obligations on the junior subordinated debt securities and under the junior subordinated indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•

Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the junior subordinated indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to the direct or indirect sale, conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of

Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our properties and assets.

Junior Subordinated Debt Securities Events of Default

Unless we state otherwise in the applicable prospectus supplement, these are “Events of Default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach, of specified covenants or warranties of Chubb contained in the junior subordinated indenture for 90 days, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding junior subordinated debt securities;

(5) certain events of bankruptcy, insolvency or receivership of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such junior subordinated debt securities.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of junior subordinated debt securities then outstanding, occurs and is continuing, with respect to the junior subordinated debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities of that series, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest and premium, if any.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of junior subordinated debt securities then outstanding under the junior subordinated indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the junior subordinated debt securities of all series then outstanding under the junior subordinated indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of junior subordinated debt securities under the junior subordinated indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of such series, and any Event of Default specified in clause (4) above with respect to all series of junior subordinated debt securities or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding junior subordinated debt securities of all series under the junior subordinated indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement.

The trustee will, within 90 days after actual knowledge of the trustee of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default under the junior subordinated indenture or the junior subordinated debt securities of a series that has not been cured or waived, provide notice to the holders of such series of junior subordinated debt securities affected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium if any, on, interest or sinking fund in respect of, the junior subordinated debt securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the junior subordinated indenture.

Modification of the Junior Subordinated Indenture

Unless we state otherwise in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of junior subordinated debt securities of any series, amend, waive or supplement the junior subordinated indenture in order to:

•	evidence the succession of another person and assumption by any such successor of our covenants under the junior subordinated indenture and the junior subordinated debt securities;

•

convey, transfer, assign, mortgage or pledge any property to or with the trustee a security for the junior subordinated debt securities or to surrender any right or power conferred upon us under the junior subordinated indenture;

•	establish the form or terms of the junior subordinated debt securities of any series;

•	add to the covenants of Chubb, to surrender any right or power conferred upon the Company by the junior subordinated indenture or add additional events of default;

•

change or eliminate any provision of the junior subordinated indenture; provided that any such change or elimination will become effective only when there is no junior subordinated debt securities of any series outstanding created prior to the execution of such supplemental indenture or waiver which is entitled to the benefit of such provision;

•

cure ambiguities or defects, correct or supplement any inconsistencies or make any other provisions with respect to matters or questions under the junior subordinated indenture; provided that such action does not materially adversely affect the interest of any holder of junior subordinated debt securities of any series outstanding;

•	provide for a successor trustee with respect to junior subordinated debt securities of any series; or

•	comply with the requirements of the Commission in order to effect or maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the trustee may modify and amend the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each series affected. However, unless we state otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt securities affected:

•	change the stated maturity of the principal or interest on the junior subordinated debt securities of any series;

•	reduce the principal amount of the junior subordinated debt securities of any series;

•

reduce the rate of interest or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities;

•

reduce the amount payable on redemption of the junior subordinated debt securities of any series, or reduce the amount of principal of an original issue discount junior subordinated debt security of any series that would be due and payable upon an acceleration of the maturity of such security;

•	change the place of payment or the currency of payment of principal of or interest on the junior subordinated debt securities of any series;

•	impair the right of any security holder to institute suit for the enforcement of payment on the junior subordinated debt securities of any series on or after their stated maturity or redemption date;

•

modify any of the provisions of the sections of the junior subordinated indenture relating to amendments with consents of holders and waivers, except to increase the percentage of holders or to provide that certain other provisions of the junior subordinated indenture cannot be modified or waived without the consent of the holder of each junior subordinated debt securities of any series; and

•	modify any provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders thereof.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Satisfaction and Discharge

Unless we state otherwise in the applicable prospectus supplement, when, among other things, all junior subordinated debt securities of any series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, and we pay or cause to be paid all other sums payable with respect to the junior subordinated debt securities of such series and deliver certain officers’ certificate and legal opinions to the trustee, then the junior subordinated indenture will cease to be of further effect with respect to the junior subordinated debt securities of that series and we will be deemed to have satisfied and discharged the junior subordinated indenture with respect to the junior subordinated debt securities of such series other than as to certain transfers and exchange, the right of holders to receive payment and the rights and obligations of the trustee under the junior subordinated indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding junior subordinated debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•

we irrevocably deposit with the trustee, in trust, cash or United States government obligations or a combination thereof, in an amount sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, all outstanding junior subordinated debt securities of such series;

•	we pay all other sums payable with respect to the outstanding junior subordinated debt securities of such series; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the junior subordinated indenture relating to the defeasance of the entire indebtedness on the outstanding junior subordinated debt securities of such series have been complied with.

Global Junior Subordinated Debt Securities

The junior subordinated debt securities of a series may be issued in whole or in part in the form of one or more global junior subordinated debt securities that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for junior subordinated debt securities in definitive form, a global junior subordinated debt securities may not be transferred unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, DTC will act as depositary. We will issue global junior subordinated debt securities only in registered form and in either temporary or permanent form.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Securities

Ownership of beneficial interests in a registered global junior subordinated debt securities will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global junior subordinated debt securities, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the junior subordinated debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the junior subordinated debt securities will designate the accounts to be credited, or we will designate such accounts if the junior subordinated debt securities are issued directly by us. Ownership of beneficial interests in a registered global junior subordinated debt securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debentures take physical delivery of the junior subordinated debentures in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global junior subordinated debt securities.

So long as the depositary or its nominee is the registered owner of a global junior subordinated debt securities, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt securities for all purposes under the junior subordinated indenture. Except as provided below or as otherwise stated in the applicable prospectus supplement, you

•	will not be entitled to have any of the junior subordinated debt securities represented by the global junior subordinated debt securities registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt securities or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global junior subordinated debt securities and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global junior subordinated debt securities, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global junior subordinated debt securities held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt securities at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt securities that remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The junior subordinated indenture permits us to issue junior subordinated debt securities that we may convert or exchange into other securities or property of Chubb. We will describe the specific terms on which any series of junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the other securities you would receive would be converted or exchanged.

Subordination Under the Junior Subordinated Indenture

The junior subordinated debt securities we issue under the junior subordinated indenture will constitute part of the subordinated debt of Chubb. These junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture and in any applicable prospectus supplement to all “senior indebtedness” of Chubb. Unless we state otherwise in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the junior subordinated indenture or later incurred or created:

•	all of Chubb’s obligations (other than obligations pursuant to the junior subordinated indenture and the junior subordinated debt securities of any series) for money borrowed;

•

all of Chubb’s obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by Chubb to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for Chubb, in connection with the issuance of securities by such vehicles;

•	all of Chubb’s obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of Chubb’s reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for Chubb’s account;

•

all of Chubb’s obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Chubb or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of Chubb’s payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Chubb;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, Chubb has assumed or guaranteed or for which Chubb is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of Chubb to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The junior subordinated debt securities will rank senior to all of Chubb’s equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the junior subordinated debt securities or (3) any of Chubb’s indebtedness owed to a person who is a subsidiary or employee.

The junior subordinated indenture does not limit the amount of senior indebtedness that we may incur.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any series of junior subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities of such series.

Unless we state otherwise in the applicable prospectus supplement, no payment of the principal or interest on the indebtedness evidenced by the junior subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee under the junior subordinated indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture and will be the trustee under the junior subordinated indenture. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation, as amended, authorizes us to issue 1,200,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2013 there were 259,172,761 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our restated certificate of incorporation, as amended, our bylaws, as amended, and the New Jersey Business Corporation Act, and not this summary, which define your rights as a holder of our capital stock. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our bylaws, as amended, are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

The holders of common stock, subject to the provisions of New Jersey law and the preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “CB.”

Under New Jersey law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

Our bylaws, as amended, provide that the annual meeting of shareholders will be held on such date and at such time as shall be designated by the board of directors and as stated in a written notice which is mailed or delivered to each shareholder at least ten days, but not more than sixty days, prior to any shareholder meeting. Our bylaws, as amended, provide that shareholder meetings may be held in the State of New Jersey or at such other place as may be designated by the board of directors and stated in the written notice of meeting.

Our restated certificate of incorporation, as amended, further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available for that purpose to purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

•	in the market or otherwise, at such price as may be fixed by the board;

•	to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

•	as may be permitted by law.

Preferred Stock

The authorized but unissued shares of preferred stock may be issued pursuant to a resolution of our board of directors or an authorized committee of our board of directors without the vote of the holders of capital stock of Chubb.

Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

•	the rate of dividends payable on the preferred stock;

•	the time and prices of redemption;

•	the amount payable upon voluntary redemption;

•	the retirement or sinking fund, if any;

•	the conversion rights, if any;

•	the voting rights, if any (in addition to the voting right described below);

•	the restrictions, if any, on:

•	the creation of indebtedness of Chubb or any subsidiary of Chubb; or

•	the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

•	the restrictions, if any, on:

•	the payment of dividends on common stock;

•	the acquisition of common stock; or

•	any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

•	the number of shares to comprise such series.

Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement, which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities, junior subordinated debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock or Exercise of Rights Under the Indentures or the Junior Subordinated Indenture

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, junior subordinated debt securities or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities, junior subordinated debt securities or preferred stock, as the case may be, represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debt securities or junior subordinated debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, depositary shares, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the specific terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants.

You should refer to the applicable prospectus supplement for the specific terms of the warrants. These may include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the debt warrants;

•	any special accounting considerations applicable to the debt warrants;

•	any terms providing for the mandatory exercise of the debt warrants;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. You should refer to the applicable prospectus supplement for the specific terms of those warrants. These may include the following:

•	the title of the warrants;

•	the securities, which may include depositary shares, preferred stock or common stock, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the warrants;

•	any special accounting considerations applicable to the warrants;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the depositary shares, common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of preferred stock or common stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale.

We may use agents who we designate to solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

•	We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer, including the compensation the dealer will receive, in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

Sales of shares of common stock and other securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the securities (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed at the time of the offering), subject to official notice of issuance.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, Maureen A. Brundage has passed upon the validity of any securities offered by us under this prospectus other than the common stock and the preferred stock and W. Andrew Macan has passed upon the validity of any common stock and preferred stock offered by us under this prospectus and all matters with respect to New Jersey law. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC’s website. The information on the SEC’s website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	our Current Report on Form 8-K filed on March 1, 2013;

•	our Current Report on Form 8-K filed on May 2, 2013;

•	our definitive Proxy Statement on Schedule 14A filed on March 15, 2013;

•	all other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since December 31, 2012; and

•	the description of our common stock contained in our registration statement on Form 8-A filed by us on February 2, 1984, including any amendments or supplements thereto.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07059, Attention: Secretary (telephone: 908-903-2000).

The Chubb Corporation

Debt Securities

Junior Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

PROSPECTUS

May 23, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of the securities being registered hereby are:

Securities and Exchange Commission filing fee	$	*
Fees and expenses of trustees		**
Printing and engraving expenses		**
Accountant’s fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**
Total		**

*	Deferred in accordance with Rule 456(b) and Rule 457(r).
**	Information regarding offering expenses is not currently known. The foregoing sets forth the general categories of expenses (other than underwriting compensation) that we anticipate we will incur in connection with the offering of securities under this registration statement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Chubb Corporation is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the “NJBCA”), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the NJBCA does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Under the NJBCA, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the NJBCA. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the NJBCA in connection with the above summary of indemnification, insurance and limitation of liability.

Article XII of the Restated Certificate of Incorporation of Chubb reads as follows:

TWELFTH:

Section A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director’s or Officer’s duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

Section B.

1. As used in this Section B:

(a) “corporate agent” means any person who is or was a director, officer, or employee of the Corporation and any person who is or was director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

(b) “other enterprise” means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

(c) “expenses” means reasonable costs, disbursements and counsel fees;

(d) “liabilities” means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

(e) “proceeding” means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceedings and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insured.

The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

Chubb is insured against liabilities which it may incur by reason of Article XII of Chubb’s Restated Certificate of Incorporation. In addition, directors and officers of Chubb are insured at the expense of Chubb against certain liabilities which might arise out of their service and not be subject to indemnification.

Item 16 — Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to the Debt Securities (incorporated by reference to Exhibit 1.1 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

1.2	Form of Underwriting Agreement relating to the Common Stock, Preferred Stock and Convertible Subordinated Debt Securities of The Chubb Corporation (incorporated by reference to Exhibit 1.3 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

1.3	Form of Underwriting Agreement (Stock Purchase Contracts of The Chubb Corporation).**

1.4	Form of Underwriting Agreement (Stock Purchase Units of The Chubb Corporation).**

1.5	Form of Underwriting Agreement (Warrants of The Chubb Corporation).**

3.1	Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 14, 1996).*

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3 of The Chubb Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999).*

3.3	Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3 of The Chubb Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999.*

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on April 19, 2006).*

3.5	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on April 30, 2007).*

3.6	Bylaws of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on December 10, 2010).*

4.1	Indenture dated as of October 25, 1989, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A. relating to Senior Debt Securities (incorporated by reference to Exhibit 4(a) to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-31796)).*

4.2	Indenture dated as of June 4, 2003, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-104310)).*

4.3	Form of Indenture between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-141561)).*

4.4	Form of Deposit Agreement (incorporated by reference to Exhibit 4.10 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

4.5	Form of Depositary Receipt for The Chubb Corporation Depositary Shares (included in Exhibit 4.4).*

4.6	Form of The Chubb Corporation Common Stock and Preferred Stock Warrant Agreement (including the Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.12 to The Chubb Corporation’s Registration Statement on form S-3 (No. 33-59111)).*

4.7	Form of The Chubb Corporation Debt Warrant Agreement (including the Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.13 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

4.8	Form of Stock Purchase Contract Agreement.**

4.9	Form of Stock Purchase Unit Agreement.**

4.10	Form of Pledge Agreement.**

4.11	Supplemental Indenture, dated as of March 18, 2003, to the Indenture dated as of October 25, 1989, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.29 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-104310)).*

4.12	Forms of Senior Debt Securities (included in Exhibit 4.1).*

4.13	Forms of Subordinated Debt Securities (included in Exhibit 4.2).*

4.14	Forms of Junior Subordinated Debt Securities (included in Exhibit 4.3).*

5.1	Opinion of Maureen A. Brundage.†

5.2	Opinion of W. Andrew Macan.†

12.1	Computation of Ratio of Consolidated Earnings to Fixed Charges.†

23.1	Consent of Ernst & Young LLP.†

23.2	Consent of Maureen A. Brundage (included in Exhibit 5.1 hereto).†

23.3	Consent of W. Andrew Macan (included in Exhibit 5.2 hereto).†

24.1	Powers of Attorney for Directors of The Chubb Corporation.†

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Junior Subordinated Indenture.†

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture.†

25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture.†

*	Filed previously.
†	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17 — Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Chubb Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on May 23, 2013.

THE CHUBB CORPORATION

By:	/s/ John D. Finnegan
Name: John D. Finnegan
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below.

Signatures	Title	Date

/s/ John D. Finnegan John D. Finnegan	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2013

* Zoë Baird Budinger	Director	May 23, 2013

* Sheila P. Burke	Director	May 23, 2013

* James I. Cash, Jr.	Director	May 23, 2013

* Lawrence W. Kellner	Director	May 23, 2013

* Martin G. McGuinn	Director	May 23, 2013

* Lawrence M. Small	Director	May 23, 2013

* Jess Søderberg	Director	May 23, 2013

* Daniel E. Somers	Director	May 23, 2013

* William C. Weldon	Director	May 23, 2013

* James M. Zimmerman	Director	May 23, 2013

* Alfred W. Zollar	Director	May 23, 2013

/s/ Richard G. Spiro Richard G. Spiro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2013

/s/ John J. Kennedy John J. Kennedy	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 23, 2013

*By /s/ W. Andrew Macan Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to the Debt Securities (incorporated by reference to Exhibit 1.1 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

1.2	Form of Underwriting Agreement relating to the Common Stock, Preferred Stock and Convertible Subordinated Debt Securities of The Chubb Corporation (incorporated by reference to Exhibit 1.3 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

1.3	Form of Underwriting Agreement (Stock Purchase Contracts of The Chubb Corporation).**

1.4	Form of Underwriting Agreement (Stock Purchase Units of The Chubb Corporation).**

1.5	Form of Underwriting Agreement (Warrants of The Chubb Corporation).**

3.1	Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 14, 1996).*

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3 of The Chubb Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999).*

3.3	Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3 of The Chubb Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999.*

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on April 19, 2006).*

3.5	Certificate of Amendment to the Restated Certificate of Incorporation of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on April 30, 2007).*

3.6	Bylaws of The Chubb Corporation (incorporated by reference to Exhibit 3.1 of The Chubb Corporation’s Current Report on Form 8-K filed on December 10, 2010).*

4.1	Indenture dated as of October 25, 1989, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A. relating to Senior Debt Securities (incorporated by reference to Exhibit 4(a) to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-31796)).*

4.2	Indenture dated as of June 4, 2003, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-104310)).*

4.3	Form of Indenture between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-141561)).*

4.4	Form of Deposit Agreement (incorporated by reference to Exhibit 4.10 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

4.5	Form of Depositary Receipt for The Chubb Corporation Depositary Shares (included in Exhibit 4.4).*

4.6	Form of The Chubb Corporation Common Stock and Preferred Stock Warrant Agreement (including the Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.12 to The Chubb Corporation’s Registration Statement on form S-3 (No. 33-59111)).*

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4.7	Form of The Chubb Corporation Debt Warrant Agreement (including the Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.13 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 33-59111)).*

4.8	Form of Stock Purchase Contract Agreement.**

4.9	Form of Stock Purchase Unit Agreement.**

4.10	Form of Pledge Agreement.**

4.11	Supplemental Indenture, dated as of March 18, 2003, to the Indenture dated as of October 25, 1989, between The Chubb Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.29 to The Chubb Corporation’s Registration Statement on Form S-3 (No. 333-104310)).*

4.12	Forms of Senior Debt Securities (included in Exhibit 4.1).*

4.13	Forms of Subordinated Debt Securities (included in Exhibit 4.2).*

4.14	Forms of Junior Subordinated Debt Securities (included in Exhibit 4.3).*

5.1	Opinion of Maureen A. Brundage.†

5.2	Opinion of W. Andrew Macan.†

12.1	Computation of Ratio of Consolidated Earnings to Fixed Charges.†

23.1	Consent of Ernst & Young LLP.†

23.2	Consent of Maureen A. Brundage (included in Exhibit 5.1 hereto).†

23.3	Consent of W. Andrew Macan (included in Exhibit 5.2 hereto).†

24.1	Powers of Attorney for Directors of The Chubb Corporation.†

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Junior Subordinated Indenture.†

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture.†

25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture.†

*	Filed previously.
†	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

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